EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment to Registration Statement No. 333-271158 on Form S-6 of our report dated May 23, 2023, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 66, Capex Captains, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
May 23, 2023